                                                           EXHIBIT 10.2

                                    SUBLEASE

         This Sublease ("Sublease") is made this 1st day of October, 1999 by and between Audiohighway.com, a California corporation ("Sublandlord") and Be Here Corporation, a California corporation ("Subtenant").

         RECITALS

         A. Sublandlord, as Tenant, is leasing from Symantec Corporation, a Delaware corporation, ("Landlord") those certain premises located at 20300 Stevens Creek Blvd., Suite 100, Cupertino, California ("Premises") pursuant to that certain lease dated June 14, 1999 ("Master Lease"). Subtenant acknowledges having received and reviewed a copy of the Master Lease.

         B. Sublandlord desires to lease to Subtenant and Subtenant desires to lease from Sublandlord a portion of the Premises known as Suite 100B (Refer to Exhibit B) consisting of approximately 4,968 rentable square feet (the "Sublease Premises" as shown on Exhibit A attached hereto, on the terms and conditions set forth in this Sublease.

         NOW, THEREFORE, the parties hereto agree as follows:

         1.       PREMISES

                  Sublandlord leases to Subtenant and Subtenant hires from Sublandlord the Premises, together with the appurtenances thereto.

         2.       INCORPORATION OF MASTER LEASE

                  This Sublease is subject to all of the terms and conditions of the Master Lease and Subtenant hereby accepts, assumes and agrees to perform all the obligations of Sublandlord as Tenant under the Master Lease and all of the terms and conditions of this Sublease (with each reference therein to Landlord and Tenant to be deemed to refer to Sublandlord and Subtenant, respectively), excepting only paragraphs: 4. (applies except for total sums), 5. (applies except for total sums), 15. (applies except Subtenant to be allocated 19 parking spaces), and 51. Subtenant shall not commit or permit to be committed on the Sublease Premises any act or omission which shall violate any term or condition of the Master Lease. In the event of the termination for any reason of Sublandlord's interest as Tenant under the Master Lease, then this Sublease shall terminate therewith without any liability of Sublandlord to Subtenant; except that if this Sublease terminates as a result of a default of one of the parties hereto, whether under this Sublease, the Master Lease, or both, the defaulting party shall be liable to the non-defaulting party for all damages suffered by the non-defaulting party resulting from such termination.

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         3.       TERM

                  The term of this Sublease shall be for a period of two (2) years commencing on November 1, 1999, and ending on October 31, 2001. In the event Sublandlord is unable to deliver possession of the Sublease Premises at the commencement of the term, Sublandlord shall not be liable for any damage caused thereby, nor shall this Sublease be void or voidable nor shall the term hereof be extended by such delay; provided, however, that Subtenant shall not be liable for rent until such time as Sublandlord offers to deliver possession of the Sublease Premises to Subtenant.

         4.       USE

                  Subtenant shall use the Sublease Premises for general office and for no other purpose.

         5.       RENTAL

                  (a) Subtenant shall pay to Sublandlord as rent for the Sublease Premises, in advance, on the first day of each calendar month of the term of this Sublease, without deduction, offset, prior written notice or demand; in lawful money of the United States, the sums defined below.

                  Rental Schedule:

                  Months                Monthly Rent                   Rate/RSF/Month
                  ------                ------------                   --------------
                  01 - 12               $14,655.60 NNN                 $2.95 NNN
                  13 - 24               $15,241.82 NNN                 $3.07 NNN

If the commencement and/or termination date is not the first day of the month, a prorated monthly installment shall be paid at the then current rate for the fractional month during which the Sublease commences and/or terminates.

                  (b) Sublandlord acknowledges receipt from Subtenant, on the execution hereof, of the sum of eighteen thousand two hundred thirty two and 56/100 dollars ($18,232.56) to be applied against rent and expenses (refer to Paragraph 5 of the Master Lease) for the first full month of the term.

                  (c) Concurrently with Subtenant's execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of thirty seven thousand fifty one and 34/100 dollars ($37,051.34) as a non-interest bearing security deposit for Subtenant's performance under this Sublease. Delinquent rent payments may be deducted from the Security Deposit. In the event Subtenant has performed all of the terms and conditions of this Sublease throughout the term, the amount paid as security deposit shall be returned to Subtenant upon Subtenant vacating the Premises, after first deducting any sums owing to Sublandlord.

         6.       SURRENDER AT END OF TERM

                  Subtenant agrees to surrender the Sublease Premises on expiration or earlier termination of the term hereof, in good condition and repair, reasonable wear and tear expected.

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         7.       LANDLORD'S WRITTEN CONSENT

                  This Sublease is conditioned upon and effective only upon obtaining the written consent of Landlord.

         8.       NOTICES

                  All notices and demands of any kind required to be given by Sublandlord or Subtenant hereunder shall be in writing and effective twenty-four
(24) hours after depositing same in the United States mail, postage prepaid, and addressed to Sublandlord or Subtenant, as the case may be, at the address set forth below their respective signature or at such other address as they may designate from time to time.

         9.       INSURANCE

                  Insurance requirements pertaining to Sublandlord as Tenant under paragraph 11 of the Master Lease shall also apply to Subtenant.

         10.      SIGNAGE

                  Subtenant will reasonably cooperate with Sublandlord in obtaining signage rights from the Master Lessor. Subtenant will not be able to utilize the monument sign for the Building.

SUBLANDLORD:                             SUBTENANT:

Audiohighway.com                         Be Here Corporation
a California corporation                 a California Corporation

By:     /s/ Nathan Schulhot              By:    /s/ Edward C. Driscoll, Jr.
   -------------------------------          ---------------------------------

Name:  Nathan Schulhot                   By:    EDWARD C. DRISCOLL, JR.
     -----------------------------          ---------------------------------

Title:  President                        By:    President
      ----------------------------          ---------------------------------

Date:   10/20/99                         Date:  10-6-99
     -----------------------------            -------------------------------

By:                                      By:
   -------------------------------          ---------------------------------

Name:                                    Name:
     -----------------------------            -------------------------------

Title:  Secretary                        Title:    Secretary
      ----------------------------             ------------------------------

Date:                                    Date:
     -----------------------------            -------------------------------

CONSENT OF MASTER LANDLORD:

Master Landlord hereby consents to all terms of this Sublease.

MASTER LANDLORD:

Symantec Corporation
a Delaware corporation

By:     /s/ John B. Sorci, Jr.
   -----------------------------------------------

Name: John B. Sorci, Jr.
     ---------------------------------------------

Title:  V.P. Worldwide Logistics & Facilities
      --------------------------------------------

Date:   Oct 28, 1999
     ---------------------------------------------